Exhibit 10.28

Execution Version

RESIGNATION, CONSENT AND APPOINTMENT AGREEMENT AND AMENDMENT

AGREEMENT

(GOODRICH PETROLEUM COMPANY, L.L.C.)

This Resignation, Consent and Appointment Agreement and Amendment Agreement (this “Agreement”) is effective as of April 20, 2012 (the “Effective Date”), by and among BNP PARIBAS (“BNP”), in its capacity as Administrative Agent (in such capacity, the “Existing Agent”), and in its capacity as Issuing Bank, under that certain Credit Agreement and other Loan Documents referred to below, the Successor Agent (as defined below), the Successor Issuing Bank (as defined below), and the other parties hereto. Capitalized terms defined in the Credit Agreement have the same meanings when used herein unless otherwise defined herein.

RECITALS

WHEREAS, the Existing Agent serves as Administrative Agent under (a) the Second Amended and Restated Credit Agreement dated as of May 5, 2009 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), among Goodrich Petroleum Company, L.L.C. (the “Borrower”), Goodrich Petroleum Corporation (the “Parent Guarantor”), the Existing Agent and the other financial institutions party thereto and (b) the other Loan Documents (as defined in the Credit Agreement);

WHEREAS, the Existing Agent desires to resign as Administrative Agent under the Credit Agreement, the other Loan Documents (as defined in the Credit Agreement) and any other documents referred to in the Credit Agreement as to which the Existing Agent is acting as an administrative agent thereunder (collectively, as amended, restated, supplemented or otherwise modified, the “Loan Documents”);

WHEREAS, the Required Lenders, by entering into this Agreement, are consenting to the appointment of Wells Fargo Bank, National Association (“Wells Fargo”) as successor Administrative Agent (in such capacity, the “Successor Agent”) under the Credit Agreement and the other Loan Documents and the Successor Agent, by entering into this Agreement, accepts such appointment;

WHEREAS, BNP serves as an Issuing Bank (the “Existing Issuing Bank”) under the Credit Agreement and desires to resign as an Issuing Bank thereunder; and

WHEREAS, the Borrower, the Successor Agent and the Existing Issuing Bank, by entering into this Agreement, are consenting to the appointment of Wells Fargo as a successor Issuing Bank (in such capacity, the “Successor Issuing Bank”) under the Credit Agreement and the Successor Issuing Bank, by entering into this Agreement, accepts such appointment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

Section 1. Resignation, Consent and Appointment.

(a) As of the Effective Date (i) the Existing Agent hereby resigns as the Administrative Agent as provided under the Credit Agreement and shall have no further obligations in such capacity under the Credit Agreement and the other Loan Documents, except to the extent of any obligation expressly stated in the Credit Agreement or other Loan Documents as surviving any such resignation; (ii) the Required Lenders appoint Wells Fargo as successor Administrative Agent under the Credit

Agreement and the other Loan Documents; (iii) Wells Fargo hereby accepts its appointment as Successor Agent under the Credit Agreement and the other Loan Documents; and (iv) the parties hereto authorize each of the Existing Agent and the Successor Agent to prepare, enter into, execute, record and/or file any and all notices, certificates, instruments, Uniform Commercial Code financing statements and/or other documents or agreements (including, without limitation, filings in respect of any collateral, and assignments, amendments or supplements to any UCC financing statements, mortgages, deeds of trust, security agreements, pledge agreements, intellectual property security agreements, certificates of title, stock powers, account control agreements, intercreditor agreements, or other Loan Documents), as either the Existing Agent or the Successor Agent deems reasonably necessary or desirable to effect or evidence (of public record or otherwise) the transactions herein contemplated, including but not limited to the resignation of the Existing Agent and the appointment of the Successor Agent and any amendments to the Credit Agreement and Loan Documents set forth herein, and to maintain the validity, perfection, priority, of, or assign to the Successor Agent, any and all liens and security interests in respect of any and all collateral, and each of the Borrower, the Parent Guarantor, the Existing Agent and the Successor Agent hereby agrees to execute and deliver (and the Borrower agrees to cause each applicable guarantor or grantor of collateral to execute and deliver) any documentation reasonably necessary or reasonably requested by the Existing Agent or the Successor Agent to evidence such resignation and appointment or such amendments or to maintain the validity, perfection or priority of, or assign to the Successor Agent, any such liens or security interests, or to maintain the rights, powers and privileges afforded to the Administrative Agent under any of the Loan Documents.

(b) As of the Effective Date (i) BNP hereby resigns as an Issuing Bank as provided under the Credit Agreement and shall have no further obligations in such capacity under the Credit Agreement and the other Loan Documents, except (A) to the extent of any obligation expressly stated in the Credit Agreement or other Loan Documents as surviving any such resignation and (B) with respect to any Letter of Credit issued by it that is outstanding on the Effective Date (as set forth on Schedule I hereto, collectively, the “Residual Letters of Credit”), which, until such Residual Letter of Credit is replaced, terminated or otherwise expired, shall remain the obligation of the Existing Issuing Bank in accordance with the terms of the Credit Agreement; (ii) the Borrower, the Successor Agent and the Existing Issuing Bank consent to the appointment of Wells Fargo as a successor Issuing Bank under the Credit Agreement; and (iii) Wells Fargo hereby accepts its appointment as Successor Issuing Bank under the Credit Agreement.

(c) The parties hereto hereby confirm that the Successor Agent succeeds to the rights and obligations of the Administrative Agent under the Credit Agreement and the other Loan Documents and becomes vested with all of the rights, powers, privileges and duties of the Administrative Agent under the Credit Agreement and the other Loan Documents, and the Existing Agent is discharged from all of its duties and obligations as the Administrative Agent under the Credit Agreement and the other Loan Documents (except to the extent of any obligation expressly stated in the Credit Agreement or other Loan Document as surviving any such resignation), in each case as of the Effective Date.

(d) The parties hereto hereby confirm that the Successor Issuing Bank succeeds to the rights and obligations of the Existing Issuing Bank under the Credit Agreement and becomes vested with all of the rights, powers, privileges and duties of the Existing Issuing Bank under the Credit Agreement, and the Existing Issuing Bank is discharged from all of its duties and obligations as an Issuing Bank under the Credit Agreement and the other Loan Documents (except (i) to the extent of any obligation expressly stated in the Credit Agreement or other Loan Document as surviving any such resignation and (ii) with respect to any Residual Letter of Credit, which, until such Residual Letter of Credit is replaced, terminated or otherwise expired, shall remain the obligation of the Existing Issuing Bank in accordance with the terms of the Credit Agreement), in each case as of the Effective Date.

(e) The parties hereto hereby confirm that, as of the Effective Date, all of the protective provisions, indemnities, and expense obligations under the Credit Agreement and the other Loan Documents continue in effect for the benefit of the Existing Agent, its sub-agents and their respective affiliates, officers, directors, trustees, employees, advisors, agents and controlling Persons in respect of any actions taken or omitted to be taken by any of them while the Existing Agent was acting as Administrative Agent or thereafter pursuant to or in furtherance of the provisions of this Agreement, and inure to the benefit of the Existing Agent. The parties hereto agree that the Successor Agent shall have no liability for any actions taken or omitted to be taken by the Existing Agent while it served as the Administrative Agent under the Credit Agreement and the other Loan Documents or for any other event or action related to the Credit Agreement that occurred prior to the effectiveness of this Agreement. The parties hereto agree that the Existing Agent shall have no liability for any actions taken or omitted to be taken by the Successor Agent as the Administrative Agent under the Credit Agreement and the other Loan Documents.

(f) The parties hereto hereby confirm that, as of the Effective Date, all of the protective provisions, indemnities, and expense obligations under the Credit Agreement and the other Loan Documents continue in effect for the benefit of the Existing Issuing Bank, its sub-agents and their respective affiliates, officers, directors, trustees, employees, advisors, agents and controlling Persons in respect of any actions taken or omitted to be taken by any of them while the Existing Issuing Bank was acting as an Issuing Bank (including following the Effective Date until such time as no Residual Letters of Credit remain issued and outstanding) and inure to the benefit of the Existing Issuing Bank. The parties hereto agree that the Successor Issuing Bank shall have no liability for any actions taken or omitted to be taken by the Existing Issuing Bank while the Existing Issuing Bank served as an Issuing Bank under the Credit Agreement and the other Loan Documents or for any other event or action related to the Credit Agreement that occurred prior to the effectiveness of this Agreement. The parties hereto agree that the Existing Issuing Bank shall have no liability for any actions taken or omitted to be taken by the Successor Issuing Bank as an Issuing Bank under the Credit Agreement and the other Loan Documents.

(g) The Existing Agent hereby assigns to the Successor Agent, effective on and after the Effective Date, any powers of attorney, liens, or security interests and all other rights and interests granted to the Existing Agent, for the ratable benefit of the Lenders and any other secured parties on whose behalf it may be acting under any security documents included within the Loan Documents (collectively, the “Secured Parties”), under the Credit Agreement and other Loan Documents, and the Successor Agent hereby accepts the benefit of all such powers of attorney, liens and security interests and other rights and interests, for its benefit and for the ratable benefit of the Secured Parties.

(h) On and after the Effective Date, all possessory collateral held by the Existing Agent for the benefit of the Secured Parties shall be deemed to be held by the Existing Agent as agent and bailee for the Successor Agent for the benefit and on behalf of the Successor Agent and the Secured Parties until such time as such possessory collateral has been delivered to the Successor Agent. Without limiting the generality of the foregoing, any reference to the Existing Agent in any publicly filed document, to the extent such filing relates to the liens and security interests in any collateral assigned hereby and until such filing is modified to reflect the interests of the Successor Agent, shall, with respect to such liens and security interests, constitute a reference to the Existing Agent as collateral representative of the Successor Agent (provided that the parties hereto agree that the Existing Agent’s role as such collateral representative shall impose no further duties, obligations or liabilities on the Existing Agent, including, without limitation, any duty to take any type of direction regarding any action to be taken against such collateral, whether such direction comes from the Successor Agent, the Secured Parties or otherwise, and the Existing Agent shall have the full benefit of all of the protective provisions of Article XI (The Agents) and Section 12.03 (Expenses, Indemnity; Damage Waiver) of the Credit Agreement, while serving in such capacity). The Existing Agent agrees to deliver all possessory collateral to the Successor Agent on or promptly following the Effective Date, and the Successor Agent agrees to take possession thereof upon such tender by the Existing Agent.

Section 2. Amendments to Credit Agreement and other Loan Documents.

2.01 Amendments to Credit Agreement.

(a) Amendment to Section 1.02. The definition of “Prime Rate” in Section 1.02 of the Credit Agreement is hereby amended by replacing the reference therein to “BNP Paribas” with “Wells Fargo Bank, National Association”.

(b) Amendment to Section 1.02. Section 1.02 of the Credit Agreement is hereby amended by adding the following definitions where alphabetically appropriate to read as follows:

“Secured Swap Agreement” means any Swap Agreement between the Borrower or any Subsidiary and any Person that is entered into prior to the time, or during the time, that such Person was a Lender or an Affiliate of a Lender (including any such Swap Agreement in existence prior to the date hereof), even if such Person ceases to be a Lender or an Affiliate of a Lender for any reason (any such Person, a “Secured Swap Party”); provided that, for the avoidance of doubt, the term “Secured Swap Agreement” shall not include any transactions entered into after the time that such Secured Swap Party ceases to be a Lender or an Affiliate of a Lender.

“Secured Swap Obligations” means all amounts and other obligations owing to any Secured Swap Party under any Secured Swap Agreement.

“Secured Swap Party” has the meaning assigned to such term in the definition of Secured Swap Agreement.

(c) Amendment to Section 1.02. The definition of “Indebtedness” contained in Section 1.02 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Indebtedness” means (a) any and all amounts owing or to be owing by the Borrower, any of its Subsidiaries or any Guarantor (whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising) to the Administrative Agent, the Issuing Bank or any Lender under any Loan Document; (b) all Secured Swap Obligations; and (c) all renewals, extensions and/or rearrangements of any of the above.

(d) Amendment to Section 10.02(c)(iv). Section 10.02(c)(iv) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(iv)	fourth, pro rata to payment of principal outstanding on the Loans and payment of Secured Swap Obligations;

(e) Amendments to Section 12.02(b).

(i) Section 12.02(b)(vi) of the Credit Agreement is hereby amended by adding the following at the end thereof:

; provided that any waiver or amendment to Section 12.16, the terms of Section 10.02(c) or any Security Instrument in a manner that results in the Secured Swap Obligations secured by such Security Instrument no longer being secured thereby on an equal and ratable basis with the principal of the Loans, or any amendment or other change to the definition of “Secured Swap Agreement”, “Secured Swap Obligations” or “Secured Swap Party”, shall also require the written consent of each Lender and each Secured Swap Party adversely affected thereby,

(ii) Section 12.02(b)(viii) of the Credit Agreement is hereby amended by adding the following immediately after the words “without the written consent of each Lender (other than a Defaulting Lender)”:

; provided that any change to the provisions of Section 12.02(b)(vi) or this proviso in this Section 12.02(b)(viii), shall also require the written consent of each Secured Swap Party.

(f) Amendment to Section 12.16. Section 12.16 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 12.16 Collateral Matters; Swap Agreements. The benefit of the Security Instruments and of the provisions of this Agreement relating to any collateral securing the Indebtedness shall also extend to and be available to Secured Swap Parties on a pro rata basis (but subject to the terms of the Loan Documents, including provisions thereof relating to the application and priority of payments to the Persons entitled thereto) in respect of any Secured Swap Obligations; provided that if a Person or its Affiliate ceases to be a Secured Swap Party solely because the Revolving Credit Exposures have been paid in full and the Commitments terminated, then the Liens securing such Secured Swap Agreements shall continue in favor of such Person until those obligations are paid in full in cash or otherwise expire or are terminated. Except as expressly set forth in Section 12.02(b), no Secured Swap Party shall have any voting rights under any Loan Document as a result of the existence of any Secured Swap Obligations owed to it.

2.02 Amendments to Guaranty and Collateral Agreement. Section 1.01(b) of the Guaranty and Collateral Agreement dated May 5, 2009 by the Borrower and the Parent Guarantor in favor of the Administrative Agent is hereby amended by amending and restating in their entirety the definitions of “Obligations”, “Permitted Swap Agreements”, and “Secured Parties”, respectively, to read as follows:

“Obligations” shall mean, collectively, all Indebtedness, liabilities and obligations of the Borrower and each Guarantor to the Administrative Agent, the Issuing Bank, the Lenders and each Secured Swap Party (including any Permitted Swap Agreements between such Persons in existence prior to the date hereof), of whatsoever nature and howsoever evidenced, due or to become due, now existing or hereafter arising, whether direct or indirect, absolute or contingent, which may arise under, out of, or in connection with the Credit Agreement, the other Loan Documents, each Permitted Swap Agreement and all other agreements, guarantees, notes and other documents entered into by any party in connection therewith, and any amendment, restatement or modification of any of the foregoing, including, but not limited to, the full and punctual payment when due of any unpaid principal of the Loans and LC Exposure, any amounts payable in respect of an early termination under any Permitted Swap Agreement, interest (including, without limitation, interest accruing at any post-default rate and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), fees, reimbursement obligations, guaranty obligations, penalties, indemnities, legal and other fees, charges and expenses, and amounts advanced by and expenses incurred in order to preserve any collateral or security interest, whether due after acceleration or otherwise,

“Permitted Swap Agreement” shall mean any Swap Agreement permitted to be entered into by the Borrower or any Guarantor pursuant to Section 9.18 of the Credit Agreement that is between the Borrower or any Grantor and any Secured Swap Party.

“Secured Parties” shall mean, collectively, the Administrative Agent, the Issuing Bank, the Lenders and each Secured Swap Party,

2.03 The Borrower and the Parent Guarantor hereby agree to execute and deliver (and to cause each applicable guarantor or grantor of collateral to execute and deliver) any amendments to any other, Loan Document that the Successor Agent or the Existing Agent deems reasonably necessary or desirable in order to effectuate or evidence (of public record or otherwise) the amendments to the Credit Agreement and Loan Documents set forth above or to replicate the substance thereof in such other Loan Document, each of such amendments to be in form and substance reasonably satisfactory to the Borrower, the Parent Guarantor, the Existing Agent and the Successor Agent. The Majority Lenders hereby consent to the Successor Agent’s execution and delivery of any amendments entered into in accordance with the foregoing sentence.

2.04 The Borrower agrees to provide each Secured Swap Party with all information provided to the Administrative Agent or the Lenders under the terms of the Credit Agreement, subject to any such Secured Swap Party confirming in writing to the Borrower that it will comply with the terms of Section 12.11 of the Credit Agreement at all times as if such Secured Swap Party were a Lender under the Credit Agreement,

Section 3. Waiver of Notices. The Borrower and the Majority Lenders hereby waive any notice, timing or other requirement of the Credit Agreement or the other Loan Documents (including, without limitation, pursuant to Section 2.08(i), Section 11.06 and Section 12,01(c) of the Credit Agreement) related to the resignation of the Existing Agent and/or the Existing Issuing Bank or the appointment or designation of the Successor Agent and/or the Successor Issuing Bank.

Section 4. Representations and Warranties. Each party hereto hereby represents and warrants on and as of the Effective Date (or, in the case of any Lender not party to this Agreement as of the Effective Date, on the date such Lender delivers a counterpart signature to the Successor Agent) that it is legally authorized to enter into and has duly executed and delivered this Agreement.

Section 5. Notices. Commencing as of the Effective Date, notices to the Successor Agent and the Successor Issuing Bank in respect of the Credit Agreement or any other Loan Document shall be directed as follows (and any notice provisions of the Credit Agreement and the other Loan Documents are hereby amended to reflect such notice information):

Wells Fargo Bank, N.A.

Attn: Yvette McQueen

1525 West W.T. Harris Boulevard

MAC D1109-019

Charlotte, NC 28262

Fax: 704 590 2782

Phone: 704 590 2706

Yvette.mcqueenwellsfargo.com

Section 6. Miscellaneous.

6.01. Return of Payments. In the event that, after the Effective Date, the Existing Agent receives any principal, interest or other amount owing to any Lender or the Successor Agent under the Credit Agreement or any other Loan Document, or receives any instrument, agreement, report, financial statement, insurance policy, notice or other document in its capacity as Existing Agent, the Existing Agent agrees to promptly forward the same to the Successor Agent and to hold the same in trust for the Successor Agent until so forwarded. The parties hereto agree that any provision of any of the Loan Documents directing the Borrower to make payment to the Existing Agent shall be hereby amended to direct the Borrower to make payment to the account designated by the Successor Agent to the Borrower from time to time.

6.02. Agency Fees.

(a) The Existing Agent agrees to pay to the Successor Agent, such Successor Agent’s ratable share of all agency fees actually paid to the Existing Agent in advance under or in connection with the Credit Agreement, determined based on the portion of the period for which such fees were actually paid in advance from the Effective Date to the end of such period.

(b) The Borrower agrees to pay to the Successor Agent, from and after the next due date therefor, the same agency fees that were payable to the Existing Agent under or in connection with the Credit Agreement.

6,03. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto.

6.04. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall be one and the same instrument. Delivery of this Agreement by facsimile or email transmission or other electronic means shall be effective as delivery of a manually executed counterpart hereof.

6.05. Effectiveness. This Agreement shall be effective upon the Effective Date, provided that Sections 2.01(d), 2.01(e) and 2.01(f) shall not become effective until the earliest date (such date, the “Swap Amendments Effective Date”) on which the Successor Agent has received counterpart signatures of this Agreement from all Lenders (other than Lenders that are party to this Agreement as of the Effective Date and their successors and permitted assigns). The Successor Agent shall promptly notify the Borrower and the Lenders upon the occurrence of the Swap Amendments Effective Date.

6.06. Headings. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

6.07. Interpretation. This Agreement is a Loan Document for all purposes under the Credit Agreement,

6.08. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

BNP PARIBAS, as Existing Agent, Existing Issuing Bank and as an existing Lender

By:	/s/ PJ De Filippis
Name: PJ De Filippis Title: Managing Director

By:	/s/ Jean L. Maclnnes
Name: Jean L. Maclnnes Title: Director and Senior Counsel

RESIGNATION, CONSENT AND APPOINTMENT AGREEMENT AND AMENDMENT AGREEMENT

GOODRICH PETROLEUM COMPANY, L.L.C.

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of April 20, 2012.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Successor Agent, Successor Issuing Bank and as an existing Lender

By:	/s/ Ronald A Mahle
Name: Ronald A Mahle Title: Managing Director

RESIGNATION, CONSENT AND APPOINTMENT AGREEMENT AND AMENDMENT AGREEMENT

(GOODRICH PETROLEUM COMPANY, L.L.C.)

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of April 20, 2012.

GOODRICH PETROLEUM COMPANY, L.L.C.

By:	/s/ Michael J. Killelea
Name: Michael J. Killelea Title: Senior Vice President, General Counsel and Corporate Secretary

GOODRICH PETROLEUM CORPORATION

By:	/s/ Jan L. Schott, CPA
Name: Jan L. Schott, CPA Title: Senior Vice President and Chief Financial Officer

RESIGNATION, CONSENT AND APPOINTMENT AGREEMENT AND AMENDMENT AGREEMENT

(GOODRICH PETROLEUM COMPANY, L.L.C.)

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of April 18, 2012.

Bank of Montreal, as a Lender

By:	/s/ Gumaro Tijerina
Name: Gumaro Tijerina Title: Director

RESIGNATION, CONSENT AND APPOINTMENT AGREEMENT AND AMENDMENT AGREEMENT

(GOODRICH PETROLEUM COMPANY, L.L.C.)

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of April 20, 2012.

COMPASS BANK, as a Lender

By:	/s/ Ian Payne
Name: Ian Payne Title: Vice President

RESIGNATION, CONSENT AND APPOINTMENT AGREEMENT AND AMENDMENT AGREEMENT

(GOODRICH PETROLEUM COMPANY, L.L.C.)

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of April 20, 2012.

JPMorgan Chase Bank, NA, as a Lender

By:	/s/ Michael A. Kamauf
Name: Michael A. Kamauf
Title: Vice President

RESIGNATION, CONSENT AND APPOINTMENT AGREEMENT AND AMENDMENT AGREEMENT

(GOODRICH PETROLEUM COMPANY, L.L.C.)

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Michael Ouellet
Name: Michael Ouellet Title: Director

RESIGNATION, CONSENT AND APPOINTMENT AGREEMENT AND AMENDMENT AGREEMENT

(GOODRICH PETROLEUM COMPANY, L.L.C.)

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of April 20, 2012.

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Mark Lumpkin, Jr.
Name: Mark Lumpkin, Jr. Title: Authorized Signatory

RESIGNATION, CONSENT AND APPOINTMENT AGREEMENT AND AMENDMENT AGREEMENT

(GOODRICH PETROLEUM COMPANY, L.L.C.)

Schedule 1

Residual Letters of Credit

None

SCHEDULE 1 TO RESIGNATION, CONSENT AND APPOINTMENT AGREEMENT AND AMENDMENT AGREEMENT

(GOODRICH PETROLEUM COMPANY, L.L.C.)